UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2008
Date of Report (Date of earliest event reported)

TERRACE VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50569	91-2147101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Peace Portal Drive, Suite 202,
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 220-5218
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 26, 2008, Terrace Ventures Inc. (the “Company”) and Pyro Pharmaceuticals, Inc. (“Pyro”), a privately held Delaware corporation engaged in the business of developing therapeutics against multi-drug resistant infectious microorganisms, agreed to amend the terms of the interim agreement (the “Interim Agreement”) dated July 9, 2008 between the Company and Pyro.

Under the terms of the amendment agreement dated September 26, 2008 between the Company and Pyro, the Interim Agreement was amended as follows:

(a)	The closing date was extended from October 31, 2008 to December 31, 2008; and

(b)

In consideration of the extension, Pyro is entitled to enter into negotiations or seek alternative sources of funding. If Pyro wishes to pursue an alternative source of funding, Pyro may give the Company ten business days notice to close the purchase of Pyro. Pyro will be entitled to accept the alternative source of funding in the event that the Company is unable to close the purchase of Pyro within the 10-day notice period.

The foregoing is a brief summary of the terms of the Amendment Agreement to the Interim Agreement and is qualified by reference to the Amendment Agreement to the Interim Agreement attached as Exhibit 10.2 to this current report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Interim Agreement dated July 9, 2008 between Terrace Ventures Inc. and Pyro Pharmaceuticals, Inc.(1)

10.2	Amendment Agreement to the Interim Agreement dated September 26, 2008 between Terrace Ventures Inc. and Pyro Pharmaceuticals, Inc.

(1) Previously filed as an exhibit to our Current Report on Form 8-K filed on July 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRACE VENTURES INC.

Date: October 2, 2008
	By:	/s/ Howard Thomson

HOWARD THOMSON
President and Chief Executive Officer